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                                                                   EXHIBIT 21.1
                      SUBSIDIARIES OF THE REGISTRANT


1. SHERWOOD BRANDS, LLC, a Maryland limited liability company.

2. SHERWOOD BRANDS OVERSEAS, INC., a Bahamas corporation.